Digital Media Solutions, Inc. Announces Q1 2022 Financial Results And Enhances Technology Stack And Data Asset
•Record first-quarter revenue of $109 million, up 13% year over year.
•First-quarter net loss and adjusted EBITDA of $5 million and $10.5 million, respectively.
•First-quarter gross margin of 29% and variable marketing margin (VMM) of 35%.
•Announced second quarter 2022 revenue guidance of $97 - $100 million and adjusted EBITDA guidance of $8 - $10 million.
•Reduced full-year 2022 GAAP revenue guidance to $440 - $450 million and EBITDA guidance to $45 - $50 million.
•DMS announces the acquisition of Traverse Data, Inc. and enhancements to its data asset and proprietary technology.

Clearwater, Fla. -- May 10, 2022 -- Digital Media Solutions, Inc. (NYSE: DMS), a leading provider of technology-enabled digital performance advertising solutions connecting consumers and advertisers, today announced financial results for the first quarter ended March 31, 2022, including record first-quarter revenue, and also announced the acquisition of Traverse Data, Inc.

"We delivered solid results in the quarter, across the various metrics we focus on, including revenue growth, gross margins and adjusted EBITDA" said Joe Marinucci, CEO of DMS. "These results came despite volatility in auto and health insurance, as well as the effects of the current inflationary environment."

First-quarter revenue of $109 million was up 13% year over year, a record amount of revenue for any first quarter in DMS history. Gross margin and variable marketing margin were 29% and 35%, respectively, despite increased media costs that were mitigated by strong media buying expertise and use of the Company's first-party data asset. Net loss totaled $5 million and EBITDA in the quarter was $10.5 million, even as auto insurance market volatility and inflation impacted parts of the business.

Insurance revenue grew 22% and accounted for 60% of total revenues in the quarter. Ecommerce revenue declined 38% and represented 13% of the total. Career and education revenues increased 28% while consumer finance grew 90%, and they accounted for 12% and 10% of total revenues, respectively.

DMS continued to win wallet share from its top advertiser clients. Revenues from its top 20 clients increased 46% over the year ago period, and retention of those top 20 clients was 100%. The Company continues to show diversification outside of the top 20 and its enterprise clients with its 6,000+ independent insurance agents that are now expected to grow as a major insurance carrier joined the platform.

Activated by proprietary DMS technology capabilities, the Company's data program is a key driver of growth. DMS partners with strategic data providers, publisher partners and advertiser clients to help them enhance advertising performance, including customer retention efforts. Using the DMS data asset also helps DMS map current consumer actions against prior behaviors to help predict future consumer shopping patterns.

In a separate press release, DMS announced the acquisition of Traverse Data, which is expected to accelerate DMS technology and data capabilities. Traverse Data leverages the power of data to generate new customers for advertisers and incremental revenue for publishers via a commercialized audience activation, re-engagement and retargeting data signals platform. Traverse Data helps advertisers identify new audiences that look like their best customers and match emails to website shoppers for re-engagement. For additional information, see the Traverse Data acquisition press release at https://investors.digitalmediasolutions.com.

In August of last year, the Company announced plans to evaluate strategic alternatives for DMS to further maximize shareholder value. The process has not yet concluded, and the Company plans to provide updates when they are available.
First-Quarter 2022 Performance:
•Record first-quarter revenue of $109 million, up 13% over the same quarter last year.
•Gross profit margin of 29%, compared to 29% in the year-ago quarter.
•Variable marketing margin of 35%, up from 32% in Q1 2021.
•Operating expenses totaled $36.6 million, an increase of  $9 million over the same quarter last year.
•Net loss of $5.4 million versus Net loss of $0.2 million in the same quarter last year.
•Adjusted EBITDA of $10.5 million, down $6 million or 36% over the same quarter last year.
•EPS came in at $(0.09) compared to $0.00 in Q1 2021.
•We ended the quarter with $22 million in cash, cash equivalents and marketable securities and total debt of $220 million, or a net leverage of approximately 3.8x.
First-Quarter 2022 Segment Performance (excluding intracompany revenue):
•Brand-Direct Solutions generated revenue of $61 million, up 9% over the same quarter last year. Gross margin was 21%, down from 27% in the prior year.
•Marketplace Solutions generated revenue of $59 million, up 19% over the same quarter last year. Gross margin was 28%, up from 26% in the prior year.
•Technology Solutions, previously named "Other Solutions" generated revenue of $2 million, up 16% compared to Q1 2021. Gross margin was 89%, up from 79% in the prior year.
Second-Quarter and Full-Year 2022 Guidance:
Our dynamic diversification remains key for us to be able to adjust and pivot quickly. As such, we remain comfortable with maintaining our previously discussed gross margin guidance of 28%-31% and Variable Marketing Margin range of 32%-36%. However, due to uncertainty in the timing of auto insurance recovery, inflation and other macro challenges, the Company is announcing guidance for its second quarter and revising guidance for revenue and adjusted EBITDA for the full year 2022, as follows:
Second-Quarter 2022:
•Revenue: $97 - $100 million
•Gross Margin: 28% - 31%
•Variable Marketing Margin: 32% - 36%
•Adjusted EBITDA: $8-$10 million
Full-Year 2022:
•Revenue: $440 - $450 million
•Gross Margin: 28% - 31%
•Variable Marketing Margin: 32% - 36%
•Adjusted EBITDA: $45 - $50 million
Adjusted EBITDA and Variable Marketing Margin are non-GAAP financial measures. Management believes that Adjusted EBITDA and Variable Marketing Margin provide useful information to investors and help explain and isolate the core operating performance of the business — refer to the “Non-GAAP Financial Measures” section below. For guidance purposes, the Company is not providing a quantitative reconciliation of these non-GAAP measures in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense.

Conference Call and Webcast Information:
The U.S. toll free dial-in for the conference call is 1-844-200-6205, and the international dial-in number is 1-646-904-5544. The access code is 384043. A live webcast of the conference call will be available on the investor relations page of the Company's website at https://investors.digitalmediasolutions.com.
A replay will be available after the conclusion of the call on May 10, 2022 through May 17, 2022. The U.S. toll-free replay dial-in number is 1-866-813-9403, and the international replay dial-in number is 1-929-458-6194. The replay access code is 447471.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. DMS’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward statements are often identified by words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking statements include, without limitation, DMS’s expectations with respect to its future performance and its ability to implement its strategy, including recognizing the benefits of the Traverse Data acquisition, and are based on the beliefs and expectations of our management team from the information available at the time such statements are made. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DMS’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) our ability to identify, evaluate, and complete any strategic alternative in connection with our review of strategic alternatives; (2) the possibility that DMS may not be able to realize higher value for its business through a strategic alternative and therefore retains its current corporate and business structure; (3) the possibility that DMS may decide not to undertake a strategic alternative or that it is not able to consummate any proposed strategic alternative due to, among other things, market, regulatory and other factors; (4) the potential for disruption to DMS’s business, including, among other things, attracting and retaining customers, suppliers, key personnel; (5) any potential adverse effects on DMS’s stock price resulting from the announcement of the process to review potential strategic alternatives or the results of that review; (6) the COVID-19 pandemic or other public health crises; (7) changes in client demand for our services and our ability to adapt to such changes; (8) the entry of new competitors in the market; (9) the ability to maintain and attract consumers and advertisers and successfully grow and operate our new health insurance agency business, in the face of changing economic or competitive conditions; (10) the ability to maintain, grow and protect the data DMS obtains from consumers and advertisers; (11) the performance of DMS’s technology infrastructure; (12) the ability to protect DMS’s intellectual property rights; (13) the ability to successfully source and complete acquisitions and to integrate the operations and realize the benefits of companies DMS acquires on a timely basis consistent with our plan, including the Crisp Results assets, Aimtell, PushPros, Aramis Interactive, and Traverse Data, Inc.; (14) the ability to improve and maintain adequate internal controls over financial and management systems, and remediate the identified material weakness; (15) changes in applicable laws or regulations and the ability to maintain compliance; (16) our substantial levels of indebtedness; (17) volatility in the trading price on the NYSE of our common stock and warrants; (18) fluctuations in value of our private placement warrants; and (19) other risks and uncertainties indicated from time to time in DMS’s filings with the SEC, including those under “Risk Factors” in DMS’s Annual Report on Form 10-K and its subsequent filings with the SEC. There may be additional risks that we consider immaterial or which are unknown, and it is not possible to predict or identify all such risks. DMS cautions that the foregoing list of factors is not exclusive. DMS cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. DMS does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except per share data)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$21,703	$26,394
Accounts receivable, net of allowances of $5,459 and $4,930, respectively	58,470	51,578
Prepaid and other current assets	2,575	3,698
Income tax receivable	1,537	2,078
Total current assets	84,285	83,748
Property and equipment, net	18,571	19,168
Goodwill	76,503	76,558
Intangible assets, net	61,288	66,228
Deferred tax assets	—	—
Other assets	822	889
Total assets	$241,469	$246,591
LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$39,765	$42,073
Accrued expenses and other current liabilities	10,335	9,473
Current portion of long-term debt	2,250	2,250
Income taxes payable	294	103
Tax Receivable Agreement liability	1,310	1,310
Contingent consideration payable - current	10,000	7,370
Deferred acquisitions consideration payable - current	4,857	4,785
Total current liabilities	68,811	67,364

Long-term debt	215,283	215,505
Deferred tax liabilities	4,394	4,786
Private Placement Warrant liabilities	2,120	3,960
Contingent consideration payable - non-current	1,030	1,069
Other non-current liabilities	1,637	1,725
Total liabilities	293,275	294,409
Stockholders' deficit:
Preferred stock, $0.0001 par value, 100,000 shares authorized; none issued and outstanding at March 31, 2022	—	—
Class A Common Stock, $0.0001 par value, 500,000 shares authorized; 36,394 issued and outstanding at March 31, 2022	3	3
Class B convertible common stock, $0.0001 par value, 60,000 shares authorized; 25,699 issued and 25,699 outstanding at March 31, 2022	3	3
Class C convertible common stock, $0.0001 par value, 40,000 authorized; none issued and outstanding at March 31, 2022	—	—
Additional paid-in capital	(23,754)	(25,239)
Retained earnings	(4,078)	(944)
Total stockholders' deficit	(27,826)	(26,177)
Non-controlling interest	(23,980)	(21,641)
Total deficit	(51,806)	(47,818)
Total liabilities and deficit	$241,469	$246,591

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net revenue	$109,110	$96,803
Cost of revenue (exclusive of depreciation and amortization shown separately below)	77,834	69,182
Salaries and related costs	13,705	10,269
General and administrative expenses	11,107	6,962
Depreciation and amortization	7,060	5,419
Acquisition costs	13	1,494
Change in fair value of contingent consideration liabilities	2,591	—
(Loss) income from operations	$(3,200)	$3,477
Interest expense	3,687	3,257
Change in fair value of warrant liabilities	(1,840)	315
Net loss before income taxes	$(5,047)	$(95)
Income tax expense	310	117
Net loss	$(5,357)	$(212)
Net loss attributable to non-controlling interest	(2,223)	(93)
Net loss attributable to Digital Media Solutions, Inc.	$(3,134)	$(119)

Weighted-average shares outstanding - basic and diluted	35,576	33,241
Earnings (loss) per share attributable to Digital Media Solutions, Inc.:
Basic and diluted - per common shares	$(0.09)	$—

DIGITAL MEDIA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(5,357)	$(212)
Adjustments to reconcile net income to net cash provided by operating activities
Provision for bad debt	532	410
Depreciation and amortization	7,060	5,419
Lease restructuring charges	(126)	(303)
Stock-based compensation, net of amounts capitalized	1,842	1,257
Amortization of debt issuance costs	453	233
Deferred income tax provision, net	(392)	(1,016)
Change in fair value of contingent consideration	2,591	382
Change in fair value of warrant liability	(1,840)	315
Change in income tax receivable and payable	732	1,133
Change in accounts receivable	(7,368)	(1,069)
Change in prepaid expenses and other current assets	1,150	367
Change in accounts payable and accrued expenses	(1,263)	(5,703)
Change in other liabilities	38	(24)
Net cash (used in) provided by operating activities	$(1,948)	$1,189
Cash flows from investing activities
Additions to property and equipment	$(1,617)	$(2,391)
Acquisition of businesses, net of cash acquired	—	(4,454)
Net cash used in investing activities	$(1,617)	$(6,845)
Cash flows from financing activities
Payments of long-term debt and notes payable	$(563)	$(1,865)
Proceeds from warrants exercised	—	11
Distributions to non-controlling interest holders	(563)	(21)
Net cash used in financing activities	$(1,126)	$(1,875)
Net change in cash	$(4,691)	$(7,531)
Cash, beginning of period	26,394	31,397
Cash, end of period	$21,703	$23,866

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period For
Interest	$3,218	$3,098
Non-Cash Investing and Financing Transactions:
Contingent and deferred acquisition consideration	$2,591	$—
Stock-based compensation capitalized in property and equipment	$100	$—
Capital expenditures included in accounts payable	$216	$391
Issuance of equity for Aimtell/PushPros/Aramis, and SmarterChaos	$—	$15,000

NON-GAAP FINANCIAL MEASURES
In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this earnings release includes additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including Variable Marketing Margin, Adjusted EBITDA, Unlevered Free Cash Flow, Adjusted Net Income and Adjusted EPS. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found below.

As explained further below, we use these financial measures internally to review the performance of our business units without regard to certain accounting treatments, non-operational, extraordinary or non-recurring items. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations. Because of these limitations, management relies primarily on its GAAP results and uses non-GAAP measures only as a supplement.

Variable Marketing Margin
Variable Marketing Margin is a measure of the efficiency of the Company’s revenue generation efforts, measuring revenue after subtracting the variable marketing and direct media costs that are directly associated with revenue generation. Variable Marketing Margin and Variable Marketing Margin % of revenue are key reporting metrics by which the Company measures the efficacy of its marketing and media acquisition efforts.
Variable Marketing Margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for direct marketing and media acquisition costs, and includes only the portion of cost of revenue attributable to costs paid for this direct marketing activity and advertising acquired for resale to the Company’s customers, and excludes overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and to our customers’ websites, and these variable advertising costs are included in cost of revenue on the company's consolidated statements of operations.
Below is a reconciliation of net loss to Variable Marketing Margin and net loss % of revenue to Variable Marketing Margin % of revenue.
The following table provides a reconciliation of Variable Marketing Margin to net loss, the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended March 31,
	2022	2021
Net loss	$(5,357)	$(212)
Net loss % of revenue	(5)%	0%

Adjustments to reconcile to variable marketing margin:
Cost of revenue adjustment (1)	$6,777	$3,313
Salaries and related costs	13,705	10,269
General and administrative expense	11,107	6,962
Acquisition costs	13	1,112
Depreciation and amortization	7,060	5,419
Change in fair value of contingent consideration	2,591	382
Change in fair value of warrant liabilities	(1,840)	315
Interest expense, net	3,687	3,257
Income tax expense	310	117
Total adjustments	$43,410	$31,146
Variable marketing margin	$38,053	$30,934
Variable marketing margin % of revenue	35%	32%

(1) Represents amounts reported as cost of revenue that are not direct media costs associated with lead sales, which were added back for the purpose of the Variable Marketing Margin (“VMM”).
Adjusted EBITDA, Unlevered Free Cash Flow and Unlevered Free Cash Flow Conversion

Adjusted EBITDA is defined as net loss, excluding (a) interest expense, (b) income tax expense, (c) depreciation and amortization, (d) change in fair value of warrant liabilities, (e) debt extinguishment, (f) stock-based compensation, (g) change in tax receivable agreement liability, (h) restructuring costs, (i) acquisition costs, and (j) other expense.

In addition, we adjust to take into account estimated cost synergies related to our acquisitions. These adjustments are estimated based on cost-savings that are expected to be realized within our acquisitions over time as these acquisitions are fully integrated into DMS. These cost-savings result from the removal of cost and or service redundancies that already exist within DMS, technology synergies as systems are consolidated and centralized, headcount reductions based on redundancies, right-sized cost structure of media and service costs utilizing the most beneficial contracts within DMS and the acquired companies with external media and service providers. We believe that these non-synergized costs tend to overstate our expenses during the periods in which such synergies are still being realized.

Furthermore, in order to review the performance of the combined business over periods that extend prior to our ownership of the acquired businesses, we include the pre-acquisition performance of the businesses acquired. Management believes that doing so helps to understand the combined operating performance and potential of the business as a whole and makes it easier to compare performance of the combined business over different periods.

Unlevered Free Cash Flow is defined as Adjusted EBITDA, less capital expenditures, and Unlevered Free Cash Flow Conversion is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA.

The following table provides a reconciliation between Adjusted net income and Adjusted EBITDA, and Unlevered Free Cash Flow, from Net loss, the most directly comparable GAAP measure (in thousands):

	Three Months Ended March 31,
	2022	2021
Net loss	$(5,357)	$(212)
Adjustments
Interest expense	3,687	3,257
Income tax expense	310	117
Depreciation and amortization	7,060	5,419
Change in fair value of warrant liabilities (1)	(1,840)	315
Stock-based compensation expense	1,842	1,257
Restructuring costs	394	(351)
Acquisition costs (2)	2,604	1,494
Other expense (3)	1,793	1,513
Adjusted net income	$10,493	$12,809
Additional adjustments
Pro forma cost savings - Reorganization (4)	$—	$31
Pro forma cost savings - Acquisitions (5)	—	769
Acquisitions EBITDA (6)	—	2,711
Adjusted EBITDA	$10,493	$16,320
Less: Capital Expenditures	1,617	2,391
Unlevered free cash flow	$8,876	$13,929
Unlevered free cash flow conversion	84.6%	85.3%
______________
(1)Mark-to-market warrant liability adjustments.
(2)Balance includes business combination transaction fees, acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses.
(3)Balance includes legal fees associated with acquisitions and other extraordinary matters, costs related to philanthropic initiatives, and private warrant transaction related costs.
(4)Costs savings as a result of the Company reorganization initiated in Q2 2020.
(5)Cost synergies expected as a result of the full integration of the acquisitions.
(6)Pre-acquisition Adjusted EBITDA results from the AAP and Crisp Results acquisitions during the three months ended March 31, 2021.

A reconciliation of Unlevered Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure, is presented below (in thousands):

	Three Months Ended March 31,
	2022	2021
Unlevered free cash flow	$8,876	$13,929
Capital expenditures	1,617	2,391
Adjusted EBITDA	$10,493	$16,320
Acquisitions EBITDA (1)	—	2,711
Pro forma cost savings - Reorganization (2)	—	31
Pro forma cost savings - Acquisitions (3)	—	769
Adjusted net income	$10,493	$12,809
Acquisition costs (4)	2,604	1,494
Other expenses (5)	1,793	1,513
Stock-based compensation	1,842	1,257
Restructuring costs	394	(351)
Change in fair value of warrant liabilities (6)	(1,840)	315
Subtotal before additional adjustments	$5,700	$8,581
Less: Interest expense	3,687	3,257
Less: Income tax expense	310	117
Provision for bad debt	532	410
Lease restructuring charges	(126)	(303)
Stock-based compensation, net of amounts capitalized	1,842	1,257
Amortization of debt issuance costs	453	233
Deferred income tax provision, net	(392)	(1,016)
Change in fair value of contingent consideration	2,591	382
Change in fair value of warrant liability	(1,840)	315
Change in income tax receivable and payable	732	1,133
Change in accounts receivable	(7,368)	(1,069)
Change in prepaid expenses and other current assets	1,150	367
Change in accounts payable and accrued expenses	(1,263)	(5,703)
Change in other liabilities	38	(24)
Net cash (used in) provided by operating activities	$(1,948)	$1,189
______________
(1)Pre-acquisition Adjusted EBITDA results from the AAP and Crisp Results, and acquisitions during the three months ended March 31, 2021.
(2)Costs savings as a result of the Company reorganization initiated in Q2 2020.
(3)Cost synergies expected as a result of the full integration of the acquisitions.
(4)Balance includes business combination transaction fees, acquisition incentive payments, contingent consideration accretion, earnout payments and pre-acquisition expenses.
(5)Balance includes legal fees associated with acquisitions and other extraordinary matters, costs related to philanthropic initiatives, and private warrant transaction related costs.
(6)Mark-to-market warrant liability adjustments.

Adjusted Net Income and Adjusted EPS

We use the non-GAAP measures Adjusted Net Income and Adjusted EPS to assess operating performance. Management believes that these measures provide investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial and operating performance. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. We define

Adjusted Net Income (Loss) as net loss attributable to Digital Media Solutions, Inc. adjusted for (x) costs associated with the change in fair value of warrant liabilities, debt extinguishment, Business Combination, acquisition-related costs, equity based compensation and lease restructuring charges and (y) the reallocation of net income (loss) attributable to non-controlling interests from the assumed acquisition by Digital Media Solutions, Inc. of all units of Digital Media Solutions Holdings, LLC ("DMSH LLC") (other than units held by subsidiaries of Digital Media Solutions, Inc.) for newly-issued shares of Class A Common Stock of Digital Media Solutions, Inc. on a one-to-one basis. We define adjusted pro forma net loss per share as adjusted pro forma net loss divided by the weighted-average shares of Class A Common Stock outstanding, assuming the acquisition by Digital Media Solutions, Inc. of all outstanding DMSH LLC units (other than units held by subsidiaries of Digital Media Solutions, Inc.) for newly-issued shares of Class A Common Stock on a one-to-one-basis.

The following table presents a reconciliation between GAAP Earnings Per Share and Non-GAAP Adjusted Net Income and Adjusted EPS (In thousands, except per share data):

	Three Months Ended March 31,
	2022	2021
Numerator:
Net loss	$(5,357)	$(212)
Net loss attributable to non-controlling interest	(2,223)	(93)
Net loss attributable to Digital Media Solutions, Inc. - basic and diluted	$(3,134)	$(119)

Denominator:
Weighted average shares - basic and diluted	35,576	33,241

Net earnings (loss) per common share:
Basic and diluted	$(0.09)	$—

	Three Months Ended March 31,
	2022	2021
Numerator:
Net loss attributable to Digital Media Solutions, Inc. - basic and diluted	$(3,134)	$(119)
Add adjustments:
Change in fair value of warrant liabilities	(1,840)	315
Acquisition and related costs	2,604	1,494
Restructuring costs	394	(351)
Business combination expenses	—	769
Stock-based compensation expense	1,842	1,257
	$3,000	$3,484
Net income tax expense based on conversion of units	—	144
Adjusted net income (loss) attributable to Digital Media Solutions, Inc. - basic and diluted	$(134)	$3,509

Denominator:
Weighted-average shares outstanding - basic and diluted	35,576	33,241
Weighted-average LLC Units of DMSH, LLC that are convertible into Class A common stock	25,728	26,306
	61,304	59,547

Adjusted EPS - basic and diluted	$—	$0.06

Investor Contact:
Thomas Bock
(704) 412-8892
tbock@dmsgroup.com
Media Contact:
Melissa Ledesma
(201) 528-5272
mledesma@dmsgroup.com